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                                                                    EXHIBIT 10.1

                   DEVELOPMENT, ACCESS AND LICENSE AGREEMENT

This Development, Access and License Agreement ("Agreement") entered into as of and effective June 30, 1999 ("Effective Date") between Switchboard, Inc., a Delaware corporation ("SB") with principal offices located at 115 Flanders Road, Westboro, MA 01581, and Online System Services, Inc., a Colorado corporation which plans to change its name to WEBB Interactive Services, Inc. ("WEBB") with principal offices located at 1800 Glenarm Place, Denver, Colorado 80202 (collectively "the Parties"), determines the rights and obligations of SB and WEBB with respect to the subject matter of this Agreement.

Section 1:  Background

SB sells enhanced directory services, site content services, advertising, and vertical syndication and aggregation programs to merchants and businesses through use of SB's interactive site on the World Wide Web ("Web") that is targeted to consumers. WEBB is developing its XML Site Generation Platform as a tool to allow web developers and businesses to create Web pages that may be readily located using XML search technology. SB and WEBB desire to create a technology and distribution relationship by integrating WEBB's XML Site Generation Platform technology with SB's consumer site, enhanced directory services, site content services, advertising, and vertical syndication and aggregation programs.

Section 2:  Definitions

2.1  "Exclusivity Period" means subject to compliance with the terms and
      ------------------
conditions of this Agreement, the period from the date hereof through June 30, 2000, subject to earlier termination or extensions as provided in Sections 7.3 and 8.

2.2  "Intellectual Property Rights" means all current or future patent
      ----------------------------
applications, patents, copyrights, trade secrets, trademarks, service marks, domain names, mask works and other intellectual property rights enforceable at any time under the laws and regulations of any jurisdiction anywhere in the world.

2.3  "Modifications" means any error corrections, updates, revisions, new
      -------------
versions, new releases, improvements, translations, derivative works, or other changes or additions to the XML Site Generation Platform and documentation. "Modifications" include, without limitation, Phase 1/2/3 Modifications.

2.4  "Net Revenues" means gross revenues recognized by SB (including Web site
      ------------
services and products created by the XML Site Generation Platform), less (i) applicable amounts payable by SB to third parties, including commissions, revenue splits, and product, service or license fees; (ii) any refunds, credits, or uncollectable amounts; and (iii) applicable taxes, if any.

2.5  "Object Code" means machine executable computer software code in binary
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format, typically the result of processing the Source Code with an assembler or compiler.

2.6  "Phase 1/2/3 Modifications" means the Modifications to the XML Site
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Generation Platform created by WEBB in Phases 1, 2 or 3.

2.7  "Programmatic Interfaces" means XML statements developed by SB, WEBB, or
      -----------------------
jointly by SB and WEBB, that govern the communication of data or information between the XML Site Generation Platform and Switchboard designated points, such as SB's telemarketing, call center or web site fulfillment functions (including those conducted by SB Contractors), and SB's back-end support tools.

2.8  "Representatives" means an employee, officer, director, consultant,
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attorney, accountant or agent employed or retained by another entity.

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2.9  "SB Confidential Information" includes SB's client list and confidential
      ---------------------------
information provided by SB Customers or SB Contractors and all existing and future information identified in writing by SB as confidential. SB Confidential Information excludes any portion of information which: (1) is or becomes publicly available through no act or failure of WEBB; (2) was or is rightfully acquired by WEBB from a source other than SB; (3) is or becomes independently known or available to WEBB without breach of this Agreement; (4) is independently developed by WEBB without reference to the SB Confidential Information; or (5) is required to be disclosed by court order, after giving SB the opportunity to appear before the court and protect its interests. SB Confidential Information does not include the identity of SB Customers introduced to SB by WEBB.

2.10 "SB Customers" means any businesses or other entities to which SB, or a
      ------------
third party in connection with SB, offers or sells web site creation, enhancement, hosting and/or related services.

2.11 "SB Contractors" means any third party with which SB (or a subcontractor of
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SB) has a contract for the performance of services by such third party in connection with SB's offer or sale to SB Customers of web site creation, enhancement, hosting, and/or related services.

2.12 "SB Sales and Content Materials and Trademarks" means all SB's sales
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brochures, marketing materials, content materials and trademarks provided by SB to WEBB for use pursuant to this Agreement.

2.13 "Source Code" means software in human-readable, high-level language form,
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which when compiled or assembled, becomes the executable Object Code of a computer software program. Source Code means both human readable (listings) and machine readable (source files) forms and shall include all tools and documentation needed to build such computer software, as well as all flow charts, programmer comments and design specifications for the computer software.

2.14 "Standard Template Sites" means web sites generated through the use of XML
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Site Generation Platform based on templates which include information about a web site owner's business, including name, address and hours of operation, that can be used to locate and communicate with that web site owner. Such templates may also include communications and mapping functionality designed to facilitate interactions between the web site owner and its customers through the web site's interfaces or output. Standard Template Sites specifically exclude Vertical Template Sites.

2.15 "Vertical Template Sites" means web sites generated through the use of XML
      -----------------------
Site Generation Platform based on templates which may include some or all of the types of information included in a Standard Template Site, but which are also designed to integrate and present additional content and/or functionality from the web site owner, third party sources or SB, which may be associated with or related to the web site owner's business, a specific business category or subject area.

2.16 "WEBB Confidential Information" includes all existing and future (i) Source
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Code to the XML Site Generation Platform and Modifications made by WEBB (other than Modifications jointly owned in accordance with Section 4.2), and (ii) information identified in writing by WEBB as confidential. WEBB Confidential Information excludes any portion of information which: (1) is or becomes publicly available through no act or failure of SB; (2) was or is rightfully acquired by SB from a source other than WEBB; (3) is or becomes independently known or available to SB without breach of this Agreement; (4) is independently developed by SB without reference to the WEBB Confidential Information; or (5) is required to be disclosed by court order, after giving WEBB the opportunity to appear before the court and protect its interests.

2.17 "WEBB Trademarks" means the trademarks designated by WEBB for use by SB
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under this Agreement.

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2.18 "XML Definitions" means Document Type Definitions (DTDs) created to support
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the XML Site Generation Platform.  A DTD is a type of file associated to an XML document that defines how the markup tags should be interpreted by the XML Site Generation Platform.

2.19 "XML Site Generation Platform" means the software, including Modifications
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made pursuant to this Agreement, that performs, without limitation,  all of the following functions in connection with the creation and output of web sites: (1) accepts the input of web site and related content through a variety of data entry and integration techniques; (2) creates, via an XML conversion process, an XML file and a set of template-driven business web pages or other integrated content; (3) provides functionality for the editing and updating of this content; and (4) produces HTML or other output of the resulting web pages in an FTP format or other internet transport format.

Section 3:  XML Site Development and Delivery

3.1  Phase 1. WEBB is developing a base set of design templates and interfaces
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and incorporating them into the XML Site Generation Platform ("Phase 1"), integrating the requirements and specifications provided by SB and attached hereto as Exhibit A ("Phase 1 Specifications"). WEBB shall complete and deliver to SB the Integration Enabling Version of the XML Site Generation Platform by June 30, 1999, and complete and deliver to SB the Production Development Version of the XML Site Generation Platform by July 31, 1999, both as part of Phase 1. (Each version referenced in the previous sentence shall be as defined in the Phase 1 Specification.) In the event that SB requests any reasonable changes to the Phase 1 Specifications, the completion dates specified above shall be extended a reasonable amount of time to allow for implementation of such changes.

3.2  Phase 2.  Commencing on the acceptance of Phase 1 in accordance with
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Section 3.4, WEBB will develop an expanded version of the XML Site Generation
Platform ("Phase 2"), integrating the requirements and specifications jointly defined by SB and WEBB ("Phase 2 Specifications") which shall incorporate the following types of features:

     (a) Vertical templates for 10 categories of businesses, including clip art and design formats and data intake interfaces for each;

     (b) Expanded integration capability for third party content into Vertical Template Sites.

     (c) Extension and modification of XML Site Generation Platform required to support (a) and (b).

     (d) Creation of remote monitoring tools required to assure 7x24 notification of service failures.

WEBB and SB will work together to define the Vertical Templates and related specifications based on the categories specified in the Phase 2 Specification. Unless otherwise agreed by SB and without limitation, WEBB will be responsible for providing all design, art, content tagging and other functional elements that make each Vertical Template. WEBB shall complete and deliver to SB the Phase 2 deliverables by the later of September 30, 1999 or within sixty (60) days after the due date for delivery of the Integration Enabling Version of the XML Site Generation Platform in Phase 1, provided that the Phase 2 Specifications are agreed to by the Parties by July 15, 1999. The parties shall use good faith efforts to agree to the Phase 2 Specifications by July 15, 1999. If they fail to do so, the delivery date for Phase 2 deliverables shall be moved back by the number of days equivalent to the number of days between July 15, 1999 and the completion of the Phase 2 Specifications. In the event that SB requests any reasonable changes to the Phase 2 Specifications, the completion dates specified above shall be extended a reasonable amount of time to allow for implementation of such changes.

3.3  Phase 3.  Providing that SB has not elected to terminate the Exclusivity
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Period in accordance with the terms of Section 7.3, commencing on SB's acceptance of Phase 2 in accordance with Section 3.4, WEBB will develop a further expanded version of the XML Site Generation Platform ("Phase 3"), integrating the requirements and specifications to be jointly defined by WEBB and SB ("Phase 3 Specifications") which shall incorporate the following types of features:

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     (a)  Vertical templates for thirty (30) additional categories of businesses, including clip art and design formats and data intake interfaces for each;

     (b) Integration of interactive voice recognition (IVR) services for capturing content and design preference information from merchants; and

     (c) Expanded integration capability for third party content into Vertical Template Sites.

     (d) Extension and modification of XML site generation platform required to deploy and administer multiple outlet dealer networks from common templates

Subject, to the foregoing, WEBB shall complete the Phase 3 deliverables on or before December 31, 1999 provided that the Phase 3 Specifications are agreed to by the Parties by September 15, 1999. The parties shall use good faith efforts to agree to the Phase 3 Specifications by September 15, 1999. If they fail to do so, the delivery date for Phase 3 deliverables shall be moved back by the number of days equivalent to the number of days between September 15, 1999 and the completion of the Phase 3 Specifications. In the event that SB requests any reasonable changes to the Phase 3 Specifications, the completion dates specified above shall be extended a reasonable amount of time to allow for implementation of such changes.

3.4  Acceptance.  WEBB shall use good faith efforts to ensure that the
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developments for each Phase conform to the applicable Specification.  Upon completion of each of Phase 1, 2 and, if applicable, 3, WEBB shall submit such developments to SB for acceptance by the dates set forth above. SB shall have ten (10) business days to test such deliverables to determine whether they conform in all material respects to the applicable Specifications. In the event that SB reasonably determines that the deliverables associated with any Phase do not conform in all material respects to the applicable Specification, SB shall so notify WEBB in writing, indicating the nature of the non-conformities. WEBB shall then have ten (10) business days to correct any non-conformities so that the deliverables for such Phase conform in all material respects to the applicable Specifications. Upon delivery of such corrected Phase developments, SB shall again have ten (10) business days to test such deliverables to determine whether they conform in all material respects to applicable Specifications. If SB reasonably determines that they do not, SB may, at its election, terminate this Agreement upon ten (10) days' prior written notice to WEBB, provided that WEBB does not cure such non-conformities during such ten
(10)-day period. In the event that SB does not accept any Phase deliverables in accordance with this Section, the then-current term of exclusivity, if any, shall be extended for a period of time equal to the time between the initial non-conforming delivery and acceptance by SB. Further, SB shall not be obligated to make the minimum payment due on September 30, 1999 pursuant to
Section 7.3 unless and until it has accepted the Phase 1 development. If SB does not advise WEBB in writing that the deliverables do not conform in all material respects to the applicable Specifications within the applicable ten
(10)-day period, the deliverables shall be deemed to be in conformance with the applicable Specifications.

3.5  Requested Modifications. WEBB hereby agrees to make reasonable changes
     -----------------------
requested by SB during the Term of this Agreement to or in connection with the Programmatic Interfaces or XML Definitions for no additional charge for minor changes and for a reasonable fee for any other such changes.

Section 4:  Ownership, License and Maintenance and Support

4.1  License Grant.  WEBB grants to SB and SB accepts, throughout the Term of
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this Agreement, a nonexclusive, nontransferable license to use the XML Site
Generation Platform in Object Code form only, and to allow SB Customers and SB's Contractors to access the XML Site Generation Platform for the development, update, modification, and/or enhancement of Web sites for SB Customers or to access SB Customer account information (the "License").

4.2  Ownership Rights.  Subject to the License, WEBB will retain all of its
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ownership rights in all Intellectual Property Rights in the XML Site Generation
Platform, except that Programmatic Interfaces and Phase 1, 2, and 3 Specifications shall be jointly owned by the Parties.

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4.3  Restrictions on Transfer. Except as expressly provided by Sections 6.3 and
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14.5, SB will not sell, assign or otherwise transfer the XML Site Generation
Platform or any portion thereof, to any third party. Notwithstanding the foregoing, if SB has a right to host XML Site Generation Platform, it may do so at a third party facility selected by SB provided that SB maintains operational control of same.

4.4  Restrictions on Disassembly and Reverse Engineering. To the extent that
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restrictions on disassembly and reverse engineering are allowed by applicable law, SB will not disassemble or reverse engineer the XML Site Generation
Platform.

4.5  SB or Customer Data. WEBB will not claim any ownership in or rights to data
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or content originated by SB, SB Customers, or SB Contractors, including as same may be resident on WEBB's XML Site Generation Platform, and WEBB shall assign to SB or, as directed by SB, it's Customers or Contractors, as applicable, any such rights it may acquire.

4.6  Restrictions on Modifications. SB will not make any Modifications to Phase
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1/2/3 Modifications unless authorized by WEBB in writing.

4.7  Maintenance and Support. For as long as WEBB is hosting the XML Site
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Generation Platform, WEBB shall provide the following Maintenance and Support
Services for the XML Site Generation Platform at no additional charge:

     (a) Problem reporting, tracking and monitoring, and communication to SB by electronic mail via the Internet;

     (b) Reasonable telephone support on business days for problem determination, verification and resolution on a call-back basis during the hours of 6 a.m. to 9 p.m. Mountain Time; and

     (c) Periodic software Modifications made by WEBB, provided that WEBB may make minor Modifications to the XML Site Generation Platform which do not impact the XML Site Generation Platform's conformance to the applicable Specifications without SB's consent. WEBB will inform SB by e-mail at least 48 hours prior to any major software upgrade to the XML Site Generation Platform and will not make any such modifications during any Exclusivity Period without SB's prior consent, which consent will not be unreasonably withheld.

     (d) Shall work diligently during normal business hours to promptly resolve defects and errors that have been replicated by or for WEBB in the XML Site Generation Platform and documentation in accordance with the following schedule, it being understood that the closure periods commence when the problem has been mutually verified:

          ERROR PRIORITY (1)       RESPONSE (2)        CLOSURE (3)
          Emergency (A)            24 hours            7 days
          Critical (B)             2 days              14 days
          Non-Critical (C)         30 days             Next Update

          (1)  Priority:

               -A- Catastrophic product or module failures that do not have a viable detour or work around available. Catastrophic failures shall be deemed to include failures which cause an interruption of service or seriously impair the functionality of the XML Site Generation Platform.

               -B- Problems that have been substantiated as a serious inconvenience to SB, SB Customers, or SB Contractors. This includes any priority A failure for which a viable detour or work around is available.

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               -C-  All other problems which SB, SB Customers, or SB Contractors can easily avoid or detour for which there is no urgency for a resolution.

          (2) Response: Response consists of providing, as appropriate, one of the following to SB: an existing correction; a new correction; a viable detour or work around; a request for more information to complete analysis of the problem, or a plan on how the problem will be corrected.

          (3) Closure: Closure consists of providing a final correction or work around of the problem including Modifications of the XML Site Generation Platform and, to the extent reasonably possible, revised or new documentation as necessary, it being understood that the documentation may, to the extent reasonable, be completed after the applicable closure date.

4.8  [Deleted.]

4.9  Interruption of Service In the event of an interruption of service during
     -----------------------
normal business hours caused by WEBB or the XML Site Generation Platform which renders the XML Site Generation Platform, including without limitation, data entry interfaces created by WEBB, unavailable to SB, SB Contractors or SB Customers for reasons other than network or technology components out of the control of WEBB (subject to WEBB's obligation to comply with the provisions of Section 4.12), WEBB shall, in addition to its other obligations under this Agreement, provide services required to restore continuous operation as follows:

     a) WEBB shall notify SB within 2 hours of discovering such failure, or respond to SB within 1 hour after notification by SB.

     b) WEBB shall have 4 hours after discovery or notification of interruption of service to inform SB of the status of its progress in identifying the problem and its plan for resolution. Switchboard will provide WEBB with reasonable assistance required to isolate the origin of such interruption. Until the problem is resolved, WEBB will give SB regular status updates, no less often than once a day, on identification of cause, remedies and estimated times to recover.

     c) WEBB shall cache all information and data transmitted to the XML Software up to the point of service interruption relating to web sites which were not completed due to such interruption. WEBB shall use good faith efforts to develop in connection with Phase 2 an application to be used during the period of service interruption that would allow the XML Site Generation Platform to receive and store the same type of information and data from SB, SB Contractors, and SB Customers as the XML Site Generation Platform was able to receive before the service interruption. During the period of service interruption, until the installation of an application referred to in this Section, SB and SB Contractors shall cache all information and data normally transmitted to the XML Site Generation Platform in a format mutually acceptable to SB and WEBB. Upon the resolution of the problem causing such service interruption, the parties shall agree on a method for transmitting to WEBB any information or data which has been cached by SB or SB Contractors and WEBB shall ensure that the XML Site Generation Platform shall process all information and data which has been cached in the order received by WEBB, unless otherwise mutually agreed by SB and WEBB.

     d) To restore service, WEBB shall have a right to temporarily revert to the most recent stable version of the XML Software without SB's consent, provided that such prior version is within the same Phase implementation. (For example, if SB has accepted the Phase 2 version of the XML Software prior to the interruption of service, WEBB may revert only to a prior version of Phase 2, if any. WEBB may not revert to a Phase 1 version without SB's prior written consent.) WEBB shall revert back to the most current version of the XML Software promptly upon resolution of the problem which caused the interruption.

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     e)   WEBB shall use commercially reasonable efforts to remedy the problem with the then-current version of the XML Software as quickly as possible.

4.10 Service Interruption Fee.  If there is a service interruption after
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September 1, 1999 or, if later, after SB has completed its required integration work, and WEBB has not created an application to allow for the receipt and storage of information and data from SB, SB Contractors, or SB Customers as described in Section 4.9(c), SB and/or SB Contractors who are denied access to the XML Site Generation Platform may, upon resumption of service and access to the XML Site Generation Platform, re-enter such cached data and information into data entry interfaces provided by the XML Site Generation Platform. SB shall charge WEBB a fee of $16 for each web site for which SB or SB Contractors re-enter such data and information as provided above, provided that the customer for whom such data was required to be re-entered is or becomes a regular paying customer of SB. WEBB agrees to pay SB the applicable charges within 30 days after the end of the month in which SB's or SB Contractor's data re-entry activities are completed.

4.11 Chronic Interruptions of Service.  If after September 1, 1999 or, if later,
     --------------------------------
after SB has completed its required integration work, the XML Site Generation Platform is unavailable to SB, SB's Contractors and/or SB Customers for a continuous period of seven (7) days, or for a cumulative period of 120 hours over a period of thirty (30) days, then SB may at its election terminate this Agreement upon written notice to WEBB.

4.12 Maintenance of Performance Standards.  During the period when WEBB is
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hosting the XML Site Generation Platform, WEBB shall (a) use commercially reasonable efforts to keep such XML Site Generation Platform continually available to SB, SB Contractors and SB Customers, on a 24x7 basis; and (b) maintain at least the infrastructure and operational standards set forth in Exhibit B.

               Section 5:  Restrictive Covenants of the Parties
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5.1  Exclusivity.  Throughout the Exclusivity Period and to the extent lawful
     -----------
under applicable laws and regulations, WEBB covenants and agrees that except as provided below it will not directly or indirectly license the XML Site Generation Platform or provide access to its XML Site Generation Platform to (i) yellow page or business directory publishers, media companies, financial service organizations, (for the purposes of this Section, "Competitive Entities") or
(ii) other organizations for the purpose of providing web sites to small or medium-sized businesses with primary markets in the United States. (For the purposes of this Agreement, a "small or medium-sized business" shall mean businesses which employ fewer than 200 full or part-time employees.) This Agreement and this Section 5.1 will not restrict WEBB from licensing or selling access to its XML Site Generation Platform, during the Exclusivity Period for the following purposes:

     (a) WEBB may, directly or indirectly through distribution partners, continue to offer and sell a service marketed to web site developers and/or graphic artists for the production of HTML web site pages (for Internet and Intranet applications) that also use XML technology, so long as the services are not made available to the following types of parties, as end-user customers, developers, or distribution partners: merchant aggregators, content syndication services, any yellow pages or other ad-based directory services, or any other Competitive Entities. Throughout any Exclusivity Period, and to the extent that WEBB can contractually provide appropriate access, WEBB agrees to provide SB a client list and/or other means of promotional support, so that SB may market to such clients or prospects additional products and services. In the event that SB provides products or services to a client or prospect as a result of obtaining such client list or support from WEBB, SB shall pay WEBB 50% of the Net Revenues recognized by SB from the sale of products or services to such client or prospect during the first six months of revenue generating services or product sales.

     (b) WEBB may continue to offer and sell access to its XML Site Generation Platform as a component of custom solutions to websites that aggregate vertical single-category content, so long as: i) WEBB does not re-use any jointly created XML Definitions, Programmatic Interfaces, or

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          integration processes which are unique to SB; ii) WEBB does not create directory services that incorporate searching for businesses based on category and location, and iii) WEBB makes a good faith effort to promote an integrated solution with SB, wherein SB provides directory services, advertising fulfillment and/or ad placement.

     (c) The development of any Web sites focused primarily on individuals and not businesses (i.e., personal web pages).

     (d) WEBB may offer solutions incorporating the XML Site Generation Platform for the creation and editing of websites/web pages for individuals and/or businesses published within an Intranet and Extranet service. Extranet services specifically exclude private networks that aggregate business-to-business commerce services or merchants, syndicate content, or offer yellow pages.

     (e) WEBB and SB may elect, from time to time, to jointly pursue individual business opportunities that employ the XML Site Generation Platform that are outside of the scope of these exclusivity exclusions. Any such participation must be with the written approval of SB.

5.2  Competing XML Technology by SB.  Throughout the Exclusivity Period and to
     ------------------------------
the extent lawful under applicable laws and regulations, SB covenants and agrees that it will not make available to end user customers any XML-based Web technology or software that competes with the XML Site Generation Platform in the uses licensed pursuant to this Agreement.

5.3  Nonsolicitation or Hiring of Employees of the Other Party.  During the Term
     ---------------------------------------------------------
of this Agreement and for one year thereafter, and to the extent lawful under applicable laws and regulations, each party covenants and agrees not to solicit or hire any employees of the other party.

5.4  SB Confidential Information.  Throughout the Term of this Agreement and
     ---------------------------
thereafter, WEBB covenants and agrees not to directly or indirectly: (i) use any SB Confidential Information except in furtherance of this Agreement (and any other agreements between the Parties) and the interests of SB and (ii) disclose the SB Confidential Information except to Representatives of WEBB who have agreed to keep such information confidential and use such information only as authorized by this Agreement.

5.5  WEBB Confidential Information.  Throughout the Term of this Agreement and
     -----------------------------
thereafter, SB covenants and agrees not to directly or indirectly: (i) use any WEBB Confidential Information except in furtherance of this Agreement (and any other agreements between the Parties) and the interests of WEBB and (ii) disclose the WEBB Confidential Information except to Representatives of SB who have agreed to keep such information confidential and use such information only as authorized by this Agreement.

Section 6:  Hosting of the XML Site Generation Platform

6.1  Hosting Commitment by WEBB.  WEBB will host on WEBB servers, operate, and
     --------------------------
allow continuing access to the XML Site Generation Platform by and for the benefit of SB, SB Contractors and SB Customers until the earlier of (a) the expiration or termination of this Agreement or (b) the changeover to the hosting of the XML Site Generation Platform on SB's servers under Sections 6.3 or 8(c) below. If this Agreement and the License continue in effect more than three (3) years after the Effective Date, WEBB may at any time require SB to take over the hosting and operation of the XML Site Generation Platform, provided that it gives SB at least 90 days advance written notice and reasonable assistance and training.

6.2  Third Party Costs. SB will also be responsible for the costs paid to third
     -----------------
parties for third party content, technology and services that SB specifically requests be integrated into the XML Site Generation Platform.

6.3  Optional Hosting by SB.  At any time after the first anniversary of the
     ----------------------
Effective Date, SB may elect to take over the hosting of the XML Site Generation Platform from WEBB. Promptly after making that election, WEBB will provide SB one copy of the Object Code to the XML Site Generation Platform to enable SB to commence and

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continue, at its expense, the hosting and operation of the XML Site Generation
Platform for use in accordance with the License. SB shall have the right to make one copy of the Object Code for archival purposes. SB shall also have the right to authorize a third party SB partner to host the XML Site Generation Platform provided that it obtains the prior written consent of WEBB which will not be withheld if (a) WEBB has the resources available that are required by such SB partner and WEBB is reimbursed on a time and materials basis, (b) WEBB is not required to provide support directly to such SB partner, (c) WEBB does not reasonably believe that the revenue received by WEBB under this Agreement will be negatively impacted and (d) such SB partner agrees to maintain the confidentiality of any WEBB Confidential Information. At SB's request, WEBB shall also make maintenance and support services available to SB for up to two
(2) years (a one (1) year agreement and one renewal term at SB's election) after SB takes over the hosting of the XML Site Generation Platform pursuant to the terms of the Maintenance and Support Agreement attached hereto as Exhibit C. The Parties agree to negotiate in good faith to establish the fees to be paid for the services provided pursuant to the Maintenance and Support Agreement.

6.4  Continued Payment of Site General Platform Fees.  Unless SB has paid WEBB
     -----------------------------------------------
the One Time Fee upon exercise of the Perpetual License Option under Section 8, SB's or its partner's hosting and operation of the XML Site Generation Platform will not eliminate or reduce the amount or frequency of payment of the Site General Platform Fees by SB to WEBB under Section 7 below.

6.5  Reference to "Powered by" WEBB.  So long as either WEBB or SB or its
     ------------------------------
partner is hosting and operating the XML Site Generation Platform for the benefit of SB or SB's Customers, (a) SB shall include a reference in the management interfaces for SB Customers that the web site management tools are "powered by" WEBB or other mutually agreed WEBB branding; and (b) SB shall include a WEBB icon in the area of the SB site where SB business partners are listed.

Section 7: XML Site Generation Platform Fee Schedules, Payment and Revenue Guarantees

7.1  Product Development Fee.  For development of the Integration Enabling
     -----------------------
Version of the XML Site Generation Platform and the completion of Phases 1 and 2, SB shall pay Webb during the quarter ending September 30, 1999, a one-time development fee of $250,000. This payment has been determined based on the following: (i) Integration Enabling Version of the XML Site Generation Platform -- $175,000; (ii) completion of Phase I -- $25,000; and (iii) completion of Phase 2 -- $50,000.

7.2  Site Generation Platform Fee.  During the Term of this Agreement, SB shall
     -----------------------------
pay WEBB the following Site Generation Platform fees for web site generation or modification/maintenance and HTML conversion:

     (i) $4 per month for each Standard Template Site hosted in such month during the first two (2) years of the Term of this Agreement and $3 per month thereafter during the Term of this Agreement for each such site; and

     (ii) $5 per month for each Vertical Template Site hosted in such month during the first two (2) years of the Term of this Agreement and $3 per month thereafter during the Term of this Agreement for each such site.

In the event that SB elects to terminate the Exclusivity Period effective September 30, 1999, the monthly payments in (i) and (ii) above shall be increased for the balance of the year ending June 30, 2000, from the $4.00 per month amount for the Standard Template Site to $5.00 per month, and for the Vertical Template Site from the $5.00 per month amount, to $6.00 per month. The Parties will negotiate in good faith to establish the amount of such monthly fees for the remaining Term of this Agreement.

In lieu of the monthly payments set forth above for specific sites, during the Term of this Agreement, SB shall pay WEBB the following Site Generation Platform Fees for web sites generated by or for SB Customers through the XML Site Generation Platform using tools and templates developed specifically for national and/or multi-dealer systems pursuant to Phase 3 Specifications: (i) the greater of $1 per month for which each such national or multi-dealer web site is hosted, or (ii) 20% of Net Revenues recognized therefrom by SB during any such month.

SB shall commence payment of Site Generation Platform Fees upon the earlier of 30 days after SB has sent its first invoice for the applicable Web site to a customer or 90 days after continual service to a SB customer of a web site.

7.3  Minimum Payments; Termination or Extension of Exclusivity Period.  During
     ----------------------------------------------------------------
the first year of this Agreement, SB guarantees WEBB payments of $250,000 for the quarters ending on September 30, 1999, December 31, 1999 and March 31, 2000, such amounts to be due on the last day of the quarter and payable within 10 days thereafter; subject to (i) SB's right to terminate the quarterly payments for the quarters ending December 31, 1999 and March 31, 2000 by giving WEBB written notice of its election to terminate such obligations by no later than August 14, 1999, in which event, SB's obligation to make such payments shall be terminated and the Exclusivity Period shall terminate on September 30, 1999, rather than June 30, 2000. In the event that the Site Generation Platform Fees for the quarters for which SB is obligated to make guaranteed payments exceed such guaranteed amounts, SB shall pay WEBB within 30 days of the end of such quarter the difference between the guaranteed amount for such quarter and the Site Generation Platform Fees payable for such quarter.

Provided that SB (i) is then in compliance with all material terms of this Agreement, and (ii) has not elected to terminate the guaranteed payments for the quarters ending December 31, 1999 and March 31, 2000, SB may extend the Exclusivity Period for up to two additional successive one-year periods by giving WEBB at least 90 days written notice prior to the end of the then current Exclusivity Period that SB has elected to extend the Exclusivity Period for a one-year period commencing on the following July 1 and by guaranteeing the following minimum payments which shall be due on the last day of the quarter and payable within 10 days thereafter, against which Site Generation Platform Fees for such quarter are to be credited:

     (i) During the 12-month period commencing on July 1, 2000 -- $250,000 per quarter; and

     (ii) During the 12-month period commencing on July 1, 2001 -- $312,500 per quarter.

In the event that the Site Generation Platform Fees for the quarters for which SB is obligated to make guaranteed payments exceed such guaranteed amounts, SB will pay WEBB within thirty (30) days of the end of such quarter the difference between the guaranteed amount for such quarter and the Site Generation Platform Fees payable for such quarter.

Except in the event that SB terminates the initial Exclusivity Period effective September 30, 1999, during any Exclusivity Period, SB shall be given a credit of 100% of the guaranteed payments during the applicable 12-month period to the extent of Site Generation Platform Fees payable during such period. In the event of the early termination of the initial Exclusivity Period, SB shall be given a credit of 100% of the guaranteed payments for the quarter ending September 30, 1999 to the extent of Site Generation Platform Fees payable through December 31, 1999. In the event that SB does not elect to extend the Exclusivity Period for the year beginning July 1, 2000, it shall not thereafter have any right to extend the Exclusivity Period, whether pursuant to this
Section 7.3 or Section 8.1(e).

7.4  Taxes.  SB will pay or reimburse WEBB for any sales, use or similar taxes,
     -----
if any, based on the development of the Phase 1/2/3 Modifications or the License, excluding taxes based on WEBB's taxable income or gain.

7.5  Late Fee.  In addition to WEBB's other remedies, if SB fails to pay WEBB
     --------
any amounts when due under this Agreement, SB will pay interest on that amount at the rate of 1% per month or such lesser maximum rate of interest permitted under applicable law.

7.6  Bonus Payment.  In addition to Site Generation Platform Fees payable
     -------------
pursuant to Section 7.2, in consideration for WEBB's continued support and modification of the XML Site Generation Platform, SB agrees to pay WEBB during the Exclusivity Period a performance bonus equal to 10 % of the difference between (i) Net

Revenues recognized by SB from the sale of Vertical Template Sites and enhancements thereto; and (ii) 150% of the average price paid by SB Customers for Vertical Template Sites during each 12-month period of the Term of this Agreement; where (i) is greater than (ii). SB shall make any payments due hereunder within 30 days after the close of such 12-month period.

Section 8:  Optional Purchase of Fully Paid Nonexclusive Perpetual License

8.1  Purchase of Perpetual License.  At any time (i) within sixty (60) days
     -----------------------------
after June 30, 2001 or June 30, 2002 or the expiration of any renewal Term of this Agreement or (ii) at the time of termination of this Agreement by SB due to a breach by WEBB that is not timely cured, SB may notify WEBB of SB's election to exercise the perpetual license option as described in this Section 8 (the "Perpetual License Option") if: (1) with respect to (i) above, this Agreement is then in effect, (2) SB has paid WEBB all of the amounts that are payable to WEBB from the Effective Date through the date of notice to exercise the Perpetual License Option, and (3) such notice is given during an Exclusivity Period, except in the case of an early termination of the initial Exclusivity Period pursuant to Section 7.3, in which event the notice must be given prior to February 14, 2000. Within thirty (30) days after WEBB receives a timely notice of exercise of the Perpetual License Option by SB, WEBB and SB will proceed as follows:

     (a) WEBB shall grant to SB a nonexclusive, worldwide, perpetual license to use, copy, and modify the Object Code and Source Code to the XML Site Generation Platform as then in effect or, at WEBB's option, including one or more Modifications made after the exercise of such option (provided that such Modifications do not cause a nonconformance with the applicable specifications), and to operate SB's own version of XML Site Generation Platform for access by SB's customers and third parties under contract with SB ("Perpetual License Grant");

     (b) SB will pay WEBB a one time perpetual license fee (the "One Time Fee"), in United States dollars, in the following respective amounts:

          (i) If the Perpetual License Option is exercised at any time prior to August 31, 2001, the One Time Fee will be the greater of (1) $2 million or (2) the Site Generation Platform Fees earned by WEBB during the 12-month period ending on the earlier of June 30, 2001 or the date of termination; and

          (ii) If the Perpetual License Option is exercised at any time after August 31, 2001, the One Time Fee will be the greater of (1) $2.5 million or (2) the Site Generation Platform Fees earned by WEBB during the 12-month period ending June 30, 2002.

     (c) Promptly after the Perpetual License Grant and payment of the One Time Fee, WEBB will deliver to SB one copy of the Object Code and Source Code to the XML Site Generation Platform and SB will commence to host and operate, at its expense, the XML Site Generation Platform. WEBB will provide, at no charge and on a timely basis, training and assistance reasonably required by SB to enjoy the benefits of its license rights pursuant to this Section 8.

     (d) If SB desires to purchase support assistance or future Modifications from WEBB for the XML Software, WEBB shall make maintenance and support services available to SB for two (2) years (a one (1) year agreement and one renewal term) after SB takes over the hosting of the XML Site Generation Platform pursuant to the terms of the Maintenance and Support Agreement attached hereto as Exhibit C. Under that agreement, WEBB will not be obligated to develop Modifications that are unique to SB.

     (e) In the event of the execution and performance of the Perpetual License Option, the Exclusivity Period, if then in effect, shall be extended for an additional six (6) months following the date of the Perpetual License Grant.

     (f) Notwithstanding anything to the contrary in this Agreement, upon payment of the One Time Fee, SB shall have no further obligations with respect to the Site Generation Platform Fees (Section 7.2), Minimum Payments (Section 7.3) and Bonus Payments (Section 7.6), except for any such payments earned prior to the effective date of the Perpetual License Grant.

Section 9:  Representations and Agreements of SB

9.1  Authority and Compliance.  SB represents and warrants to WEBB that:
     ------------------------

     (a) SB is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite rights, power and authority to enter into and perform its obligations under this Agreement;

     (b) The person signing this Agreement for SB is duly authorized to execute this Agreement on SB's behalf;

     (c) SB has secured and will keep in effect throughout the Term of this Agreement all necessary licenses, permits and authorizations to enable it, and all Representatives acting on SB's behalf, to perform all of SB's obligations under this Agreement, and will notify WEBB immediately should any such license, permit, authorization or rights no longer be in effect or in good standing;

     (d) SB will comply with all applicable laws and regulations in the performance of its obligations under this Agreement.

9.2  SB Expenses.  Unless this Agreement expressly requires reimbursement by
     -----------
WEBB, SB will bear and pay all costs and expenses incurred by SB pursuant to this Agreement.

9.3  Ownership of WEBB Trademarks; Notices.  SB acknowledges and agrees that,
     -------------------------------------
except for the limited nonexclusive license under this Agreement, SB will not acquire any Intellectual Property Rights to the WEBB Trademarks and that all such rights will remain the sole property of WEBB. SB will not remove any patent, copyright, trademark or other intellectual property notice appearing on the XML Site Generation Platform or the Phase 1/2/3 Modifications.

9.4  Insurance. During the Term of this Agreement and for one year thereafter,
     ---------
SB will keep in force and maintain, at its expense, commercial general liability insurance with minimum primary limits of $1 million ("SB Insurance Coverage"). SB will notify WEBB in writing at least 30 days before any changes in or termination of SB Insurance Coverage.

9.5  SB's Books and Records; Inspection.  During the Term of this Agreement and
     ----------------------------------
for one year thereafter:   (a) SB will maintain true and correct books and
records pertaining to this Agreement and the payments hereunder (b) WEBB shall have the right to engage an independent certified public accountant, at its expense, to inspect, copy and audit the books and records of SB pertaining to this Agreement for the sole purpose of verifying the accuracy of payments made hereunder, subject to the confidentiality obligations for SB Confidential Information.

9.6  Contract Administration and Billing and Collection.  SB will be responsible
     --------------------------------------------------
for the administration of its customer contracts for its customers who use the XML Site Generation Platform under the License, including without limitation, all billing and collection of amounts due from customers under those contracts.

Section 10:  Representations and Agreements of WEBB

10.1 Authority and Compliance.  WEBB represents and warrants to SB that:
     ------------------------

     (a) WEBB is duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite rights, power and authority to enter into and perform its obligations under this Agreement;

     (b) The person signing this Agreement for WEBB is duly authorized to execute this Agreement on WEBB's behalf;

     (c) WEBB has secured and will keep in effect throughout the Term of this Agreement all necessary licenses, permits and authorizations to enable it, and all Representatives acting on WEBB's behalf, to perform all of WEBB's obligations under this Agreement, and will notify SB immediately should any such license, permit, authorization or rights no longer be in effect or in good standing;

     (d) Throughout the Term of this Agreement, WEBB will have obtained at its expense all necessary permissions to use the WEBB Trademarks and XML Site Generation Platform as described in this Agreement.

     (e) WEBB will comply with all applicable laws and regulations in the performance of its obligations under this Agreement.

10.2 WEBB Expenses.  Unless this Agreement expressly requires reimbursement by
     -------------
SB, WEBB will bear and pay all costs and expenses incurred by WEBB pursuant to this Agreement.

10.3 Ownership of SB Sales and Content Materials and Trademarks; Notices.  WEBB
     -------------------------------------------------------------------
acknowledges and agrees that WEBB will not acquire any Intellectual Property Rights to any SB Sales and Content and Materials and Trademarks under this Agreement and that all such rights will remain the sole property of SB or its suppliers. WEBB will not remove any patent, copyright, trademark or other intellectual property notice appearing in the SB Sales and Content Materials and Trademarks.

10.4 Insurance. During the Term of this Agreement and for one year thereafter,
     ---------
WEBB will keep in force and maintain, at its expense, commercial general liability insurance with minimum primary limits of $1 million ("WEBB Insurance Coverage"). WEBB will notify SB in writing at least 30 days before any changes in or termination of WEBB Insurance Coverage.

10.5 Performance Warranty and Disclaimer of Other Warranties.  WEBB hereby
     -------------------------------------------------------
warrants that the XML Software shall operate in substantial conformance with the applicable Phase 1 Specifications, Phase 2 Specifications and/or Phase 3 Specifications during the Term. THE FOREGOING WARRANTIES BY WEBB ARE IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Section 11:  Indemnification

11.1 Indemnification by SB. SB will hold WEBB and its Representatives harmless
     ---------------------
from, and defend and indemnify WEBB and its Representatives against, any and all claims, losses, damages and expenses, including reasonable attorneys' fees, arising from a third party claim against WEBB or its Representatives to the extent that such third party claim is based on: (a) the negligence or willful misconduct of SB or its Representatives, or (b) claims of infringement of Intellectual Property Rights against WEBB or its Representatives for its authorized use of SB Sales and Content Materials and Trademarks under this Agreement.

11.2 Indemnification by WEBB. WEBB will hold SB and its Representatives harmless
     -----------------------
from, and defend and indemnify SB and its Representatives against, any and all claims, losses, damages and expenses, including reasonable attorneys' fees, arising from a third party claim against SB or its Representatives to the extent that such third party claim is based on: (a) the negligence or willful misconduct of WEBB or its Representatives or (b) claims of infringement of Intellectual Property Rights against SB or its Representatives for its authorized use of the XML Site Generation Platform or WEBB Trademarks under this Agreement.

11.3 Procedure for Indemnification.  If a third party asserts a claim that is
     -----------------------------
eligible for indemnification under Sections 11.1 or 11.2: (a) the indemnified Party will promptly notify the indemnifying Party of the suit or claim; (b) the indemnified Party will give the indemnifying Party sole authority to defend or settle the suit or claim, provided that the indemnifying Party does not agree to a settlement of the suit or claim unless the settlement is reasonably acceptable to the indemnified Party; (c) the indemnified Party will provide to the indemnifying Party all information in its control concerning the suit or claim; and (d) the indemnified Party will reasonably cooperate with the defense of the suit or claim. The indemnification obligations under Sections 11.1 and 11.2 are subject to and conditioned upon compliance with this Section 11.3 by the indemnified Party.

Section 12:  Limitations of Liability

12.1 Excusable Delay.  Neither SB nor WEBB will be deemed to be in default of
     ---------------
any provision of this Agreement or for any failure in performance, resulting from acts or events beyond the reasonable control of SB or WEBB, as the case may be including, without limitation, acts of God, civil or military authority, civil disturbance, war, strikes, fires, other catastrophes, telecommunication outages, equipment malfunctions or other such major events beyond SB's or WEBB's reasonable control. This provision shall not limit WEBB's obligation to comply during the Term with the provisions of Section 4.12.

12.2 Liability Exclusion.  EXCEPT FOR EITHER PARTY'S OBLIGATIONS TO THIRD
     -------------------
PARTIES PURSUANT TO SECTION 11, INDEMNIFICATION, IN NO EVENT SHALL SB OR WEBB BE LIABLE TO EACH OTHER FOR SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS. NEITHER PARTY SHALL SEEK, OR OTHERWISE APPLY FOR, ANY PUNITIVE OR EXEMPLARY DAMAGES.

Section 13:  Term and Termination

13.1 Term.  This Agreement will become effective as of the date first written
     ----
above and will continue in effect until June 30, 2002, subject to renewal or earlier termination as provided in Sections 13.2 or 13.3 below ("Term").

13.2 Renewal.  The Term of this Agreement will automatically renew for
     -------
successive 12-month periods unless either Party provides the other Party written notice of termination at least 120 days before the scheduled expiration of the then current Term.

13.3 Termination.  The Term and this Agreement may be terminated only as
     -----------
follows:

     (a) Either Party may elect not to renew the Term of this Agreement pursuant to Section 13.2 above, in which case the Term and this Agreement will terminate upon expiration of the then current Term.

     (b) Either Party may, at its discretion, elect to terminate this Agreement effective upon 30 days advance written notice to the other Party stating that such Party is in material default under any of the provisions of this Agreement, unless such default is timely cured within such 30-day notice period. Any notice of termination under this Section 13.3(b) will state the basis for the alleged default and the measures reasonably necessary to cure such default.

     (c) WEBB may elect to terminate the Term and this Agreement upon at least 30 days advance written notice to SB after the end of any calendar quarter for which WEBB has not received the Minimum Payments under
          Section 7.3 above; provided, however, if during such 30-day period SB elects, at its sole discretion, to pay the balance of such quarterly Minimum Payments to WEBB or WEBB elects, at its sole discretion, to waive payment of such Minimum Revenues for that calendar quarter, then this Agreement will continue in effect pursuant to its terms.

     (d) The Parties may terminate this Agreement at any time by mutual written agreement.

13.4 Rights and Obligations Upon Termination or Nonrenewal.  Upon the nonrenewal
     -----------------------------------------------------
or earlier termination of the Term and this Agreement by either Party:

     (a) Both Parties will be relieved of all obligations under this Agreement, except for those obligations which expressly survive termination of this Agreement;

     (b) Each Party will, at its expense and at the request of the other, promptly return to the other any Confidential Information of the other;

     (c) The Parties will promptly pay to each other the payments due and payable hereunder through the date of termination or expiration.

13.5 Survival.  The terms and provisions of Sections 4.2, 4.5, 5.3, 5.4, 5.5, 8,
     --------
9, 10, 11, 12, 13.4 and 14 (inclusive) of this Agreement will survive and remain in effect pursuant to their terms after the expiration or any earlier termination of the then current Term of this Agreement by either Party. In addition, in the event that SB has exercised the Perpetual License Option, Sections 4.1 and 4.3 shall also survive termination of this Agreement.

Section 14:  General

14.1 Governing Law.  This Agreement is governed by and construed in all respects
     -------------
in accordance with the laws of the State of Colorado, without regard to conflicts of laws principles.

14.2 Dispute Resolution.  Parties agree that all disputes arising as a result of
     ------------------
or in connection with this Agreement will be mutually resolved, except that if Parties are unable to mutually resolve such disputes within 60 days, one or both of the Parties will submit the dispute for arbitration. At least 30 days before either Party initiates an arbitration proceeding, authorized Representatives of SB and WEBB will review and become familiar with the subject matter of the dispute, and meet in person or by telephone to review and attempt to resolve the dispute in good faith. Except only for disputes for which injunctive relief is sought by either Party, any disputes between the Parties (which are not otherwise resolved by the Parties) will be submitted to binding arbitration in before one arbitrator, with the venue and proceedings in accordance with the then prevailing commercial rules of the American Arbitration Association. SB and WEBB each waive their right to a trial by jury for any disputes between the Parties.

14.3 Rights and Remedies.  The Parties acknowledge that the unauthorized use or
     -------------------
disclosure of Confidential Information, or the unauthorized use of the SB Sales and Content Materials and Trademarks, the WEBB Trademarks or the WEBB XML Site Generation Platform may result in immediate and irreparable injury and harm, and may cause damages in amounts difficult to ascertain. Accordingly, upon such breach, which has not been timely cured, the owning Party of such property will be entitled to seek an injunction and other legal or equitable remedies, subject to the limitations in Sections 11 and 12 above. All rights and remedies will be cumulative, and the exercise of any one of them will not be deemed to be a waiver of any other.

14.4 Protection of Trademarks.  SB and WEBB will at all times use the trademarks
     ------------------------
of the other in a manner which will not diminish the rights of the trademark owner.

14.5 Assignment.  Neither Party may assign this Agreement or any of its
     ----------
respective rights or obligations under this Agreement unless approved in writing, prior to such assignment, by the other Party, such approval to not be unreasonably withheld. Notwithstanding the foregoing, either Party may assign its rights and obligations under this Agreement, upon notice to the other Party and without the other Party's approval or consent, if such assignment is in connection with the sale of substantially all of the business of the assigning Party related to this Agreement.

14.6 Headings.  The section headings in this Agreement are for convenient
     --------
reference and are not a part of this Agreement.

14.7  Waiver.  No waiver of any breach of any provision of this Agreement will
      ------
constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provisions hereof, and no waiver will be effective unless made in writing.

14.8  Notices.  Any notice required or permitted to be given under this
      -------
Agreement will be sufficient if in writing and delivered personally or via fax (all fax notices will also be mailed in accordance with this Section 14.8) or sent by registered or certified mail, postage prepaid and return receipt requested, or sent by overnight courier to the attention of the "President" at the Parties' respective addresses set forth above (or to such other address as the Parties will designate by notice to the other in accordance with this
Section 14.8) and will be deemed to have been given as of the date of receipt.

14.9  Amendments.  This Agreement can be modified or amended only by written
      ----------
agreement signed by the Parties.

14.10 Severability.  If any provision of this Agreement is held to be illegal,
      ------------
invalid or unenforceable under present or future laws effective during the Term hereof, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.
Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision which reflects the intent of the Parties and is as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

14.11 Counterparts.  This Agreement may be executed manually or via fax and in
      ------------
one or more counterparts.

14.12 Construction.  If an ambiguity or question of intent arises, this
      ------------
Agreement will be construed as if drafted jointly by the Parities and no presumption or burden of proof will arise favoring or disfavoring either Party by virtue of authorship of any of the provisions of this Agreement.

14.13 Agreement Expenses.  Each of the Parties will pay their own expenses and
      ------------------
legal fees incurred before the execution of this Agreement.

14.14 Time Limitation.  Except for actions for breach of a Party's intellectual
      ---------------
property rights and any claims for which either party has an indemnification obligation pursuant to Section 11, no action arising out of or relating to this Agreement may be brought later than two (2) years after the cause of action became known to the injured Party.

14.15 Publicity.  Neither Party will make any public release or announcement
      ---------
regarding the terms or existence of this Agreement except as may be required by law, including the federal securities laws, without the prior consent of the other Party, which consent will not be unreasonably withheld.

14.16 Relationship of the Parties. SB and WEBB are each independent businesses.
      ---------------------------
Neither Party nor its respective employees and representatives can or shall make any agreements, warranties, representations, promises or covenants on behalf of or for the other Party or any third party, unless approved in advance in writing by the other Party. This Agreement shall not be construed as a partnership or franchise for any purpose or reason, whether implied, expressed or statutory.

14.17 Complete Agreement.  This Agreement contains the complete agreement
      ------------------
between the Parties concerning the subject matter hereof and supersedes all prior understandings, letters of intent, proposals or agreements, and all prior communications between the Parties relating to the subject matter of this Agreement. No representation, warranty, promise, inducement or statement of intention has been made by either Party which is not embodied in this Agreement.

14.18 Source Code Escrow and License.
      ------------------------------

     (a) Within thirty (30) days after the Effective Date, WEBB and SB agree to establish a source code account with Data Securities International ("Escrow Agent"). As part of establishing such account, the Parties shall execute an Escrow License Agreement, substantially in the form of the Escrow Agent's standard escrow agreement, a copy of which is attached hereto as Exhibit D, which standard escrow agreement shall be modified as mutually agreed to reflect the terms of this Section
          14.18. Within ten (10) days after the later of (i) establishing such escrow account and (ii) SB's acceptance of Phase 1 developments, WEBB shall deposit in the account the then-current Source Code for the XML Site Generation Platform, including Phase 1 Modifications as accepted by SB. During the Term of this Agreement, WEBB shall deposit in the escrow account the Source Code for all Modifications made to the XML Software, no less frequently than once each calendar quarter unless no Modifications have been made in such quarter. The escrow agreement shall provide for the release of the XML Site Generation Platform Source Code to SB upon SB's request and in accordance with the provisions of Section 14.18(b), in the event of occurrence of any of the following events ("Release Events"): (i) SB terminates this Agreement in accordance with the provisions of Sections 4.11 or 13.3(b); (ii) WEBB institutes a form of bankruptcy or similar proceeding that would result in WEBB's ceasing to operate as a going concern; (iii) WEBB commences the dissolution of WEBB that would result in WEBB's ceasing to operate as a going concern; or (iv) WEBB has not delivered the Source Code for the XML Site Generation Platform in accordance with the provisions of Section 8.1(c).

     (b) The Escrow License Agreement shall grant SB a non-exclusive license to use, copy, and modify the XML Site Generation Platform Source Code for the purpose of (a) creating Web sites and Web site enhancements for SB Customers; (b) allowing SB Customers and SB's Contractors to access the XML Site Generation Platform (but not the Source Code) for the development, update, modification, and/or enhancement of Web sites for SB Customers or to access SB Customer account information; and (c) any other purposes for which SB is licensed to use the XML Site Generation Platform pursuant to this Agreement or for which WEBB is providing services pursuant to this Agreement at the time of the Release Event. The term of the Source Code license granted to SB hereunder shall be for the remainder of the Term if the Release Event is as stated in
          Section 14.18(a)(i), and shall be perpetual if the Release Event is as stated in Section 14.18(a)(ii) or (iii).

14.19  Grant of Warrant to SB.  WEBB shall grant to SB warrants representing the
       ----------------------
right to purchase up to 300,000 shares of WEBB's common stock in accordance with the following, any such warrant to be in substantially the form of Exhibit E to this Agreement:

     (a) A Warrant for 150,000 shares of WEBB's common stock shall be granted to SB provided that SB does not elect to terminate the initial Exclusivity Period effective September 30, 1999 as permitted in
          Section 7.3. The warrant shall be granted on the earlier of August 15, 1999 or the date that SB waives its right to so terminate the Exclusivity Period, at an exercise price equal to 105% of the closing sale price for WEBB's common stock on the date of the grant as reported by The Nasdaq Stock Market, provided that if there is no sale of WEBB's common stock on such date, the last reported sale price prior to the date of grant; and

     (b) A warrant for an additional 150,000 shares of WEBB's common stock shall be granted to SB provided that SB has been granted the warrant referred to above and provided further that SB and WEBB have entered into the Engineering Services Agreement dated as of June 30, 1999, and an agreement for the integration of WEBB's community building products and services into SB's products and services. This warrant shall be granted on the date that all of the foregoing conditions have been satisfied at an exercise price equal to 105% of the closing sale price for WEBB's common stock on the date of grant as reported by The Nasdaq Stock Market, provided that if there is no sale of WEBB's common stock on such date, the last reported sale price prior to the date of grant.

     (c) An appropriate adjustment shall be made in the number of shares of WEBB common stock to be subject to such warrants in the event that WEBB pays a dividend on its shares of common stock in common stock, subdivides or combines its shares of common stock or makes any other such change in its capital structure prior to the grant of the warrants.


The Parties have executed this Agreement as of the Effective Date.

SWITCHBOARD, INC. ("SB")                ONLINE SYSTEM SERVICES, INC. ("WEBB")



By________________________________      By__________________________________
Title_____________________________      Title_______________________________

                                   EXHIBIT A

                                  Section 3.1
                             Phase 1 Specifications

                                   EXHIBIT B

                                 Section 4.12
                   Infrastructure and Operational Standards


     The Parties agree to negotiate in good faith from the effective date of this Agreement to complete this Exhibit within five (5) business days.

                                   EXHIBIT C


                       MAINTENANCE AND SUPPORT AGREEMENT


     Agreement entered into and effective _________________ ("Effective Date") between Switchboard, Inc., a Delaware corporation ("SB") with principal offices located at ________________________________________ and Online System Services,
Inc., a Colorado corporation which plans to change its name to WEBB Interactive Services, Inc. ("WEBB") with principal offices located at 1800 Glenarm Place, Denver, Colorado 80202 (collectively "the Parties")

                                   Background
                                   ----------

     WHEREAS, SB has licensed the XML Site Generation Platform from WEBB and SB desires to have WEBB maintain and support the XML Site Generation Platform.

     WHEREAS, WEBB is willing to offer maintenance and support for the XML Site Generation Platform.

     1.   WEBB's Obligations
          ------------------

     Subject to payment of the Support Fee identified in Exhibit C-1, WEBB shall
                                                         -----------
provide the following Maintenance and Support Services for the XML Site Generation Platform. All capitalized terms in this Maintenance and Support Agreement which are not defined herein shall have the meanings therefor in the Development Access and License Agreement between the Parties dated as of June 30, 1999.

     (a) Problem reporting, tracking and monitoring and communications to SB by electronic mail via the Internet;

     (b) Reasonable telephone support on business days for problem determination, verification and resolution on a call-back basis during the hours of 6 a.m. to 9 p.m. Mountain Time; and

     (c)  Periodic software Modifications made by WEBB.

     (d) Shall work diligently during normal business hours to promptly resolve defects and errors that have been replicated by or for WEBB in the XML Site Generation Platform and documentation in accordance with the following schedule, it being understood that the closure periods commence when the problem has been mutually verified:


ERROR PRIORITY (1)            RESPONSE (2)             CLOSURE (3)
Emergency (A)                 24 hours                    7 days
Critical (B)                   2 days                    14 days
Non-Critical (C)              30 days                  Next Update


          (1)  Priority:

               -A- Catastrophic product or module failures that do not have a viable detour or work around available. Catastrophic failure shall be deemed to include failures which cause an interruption of service or seriously impair the functionality of the XML Site Generation Platform.

               -B- Problems that have been substantiated as a serious inconvenience to SB or its customers. This includes any priority A failure for which a viable detour or work around is available.

               -C- All other problems which SB or its customers can easily avoid or detour for which there is no urgency for a resolution.

          (2) Response: Response consists of providing, as appropriate, one of the following to SB: an existing correction; a new correction; a viable detour or work around; a request for more information to complete analysis of the problem, or a plan on how the problem will be corrected.

          (3) Closure: Closure consists of providing a final correction or work around of the problem including Modifications of the XML Site Generation Platform and, to the extent reasonably possible, revised or new documentation as necessary, it being understood that documentation may, to the extent reasonable, be completed after the applicable closure date.

     (e) Shall furnish the maintenance and technical support described above, for the current release level of the XML Site Generation Platform and the previous release level thereof.

     (f) WEBB shall have the right to outsource its obligations under this Agreement to a third party, provided that WEBB shall remain responsible for its obligations under this Agreement that are performed by such third party.

2.   SB Obligations
     --------------

SB agrees:

     (a)  that the Designated Contact person(s) identified in Exhibit C-1 (or
                                                              -----------
such other replacement individual as SB may designate) shall be the sole contact for the coordination and receipt of the Maintenance and Support Services set forth in Section 1 of this Maintenance and Support Agreement, which person shall
         ---------
be knowledgeable and trained in the XML Site Generation Platform;

     (b) to maintain for the term of this Maintenance and Support Agreement, an electronic mail link-up with WEBB via the Internet;

     (c) to provide reasonable supporting data to and aid in the identification of reported problems;

     (d) to treat all periodic software Modifications delivered under this Support Agreement as XML Site Generation Platform in accordance with the terms of the Development, Access and License Agreement between WEBB and SB under which SB obtained rights to the XML Site Generation Platform.

3.   Term and Termination
     --------------------

     3.1 For each item of XML Site Generation Platform covered by this Maintenance and Support Agreement, the Maintenance and Support Services will begin on the date this Maintenance and Support Agreement is executed and will apply to such XML Software for an initial term of twelve months unless an alternative commencement date is identified in Exhibit D-1. The initial term
                                               -----------
may be extended at SB's option for one additional term of one year.

     3.2 If either party is in default of its obligations hereunder and such default continues for thirty (30) days following receipt of written notice from the other party, the non-breaching party, in addition to any other remedies it may have, may terminate this Maintenance and Support Agreement. In such case, the non-prevailing party will pay the prevailing party all costs and expenses including reasonable attorneys' fees incurred by the prevailing party in exercising any of its rights or remedies.

     No delay or failure of the non-breaching party to exercise any right or remedy will operate as a waiver thereof.

4.   Charges, Taxes and Payments
     ---------------------------

     4.1  The Support Fee set forth on Exhibit C-1 is payable upon the execution
                                       -----------
of this Maintenance and Support Agreement or prior to the commencement of any additional one year extension term.

     4.2 The charges specified in this Support Agreement are exclusive of all federal, state, local and foreign taxes, levies and assessments. SB agrees to bear and be responsible for the payment of all such taxes, levies and assessments imposed on SB or WEBB arising out of this Support Agreement excluding any income tax imposed on WEBB by a governmental entity of the United States.

     4.3 SB agrees that WEBB will have the right to charge in accordance with WEBB then current policies for any services resulting from SB's modification of the XML Site Generation Platform or SB's failure to utilize the current release of the XML Site Generation Platform provided by WEBB.

5.   Warranty, Limitation of Liability and Indemnification
     -----------------------------------------------------

     5.1 EXCEPT AS STATED IN THIS MAINTENANCE AND SUPPORT AGREEMENT, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES RESPECTING THIS MAINTENANCE AND SUPPORT AGREEMENT OR THE SERVICES PROVIDED HEREUNDER (INCLUDING THE FIXING OF ERRORS THAT MAY BE CONTAINED IN THE APPLICABLE XML SOFTWARE), INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE WARRANTIES SET FORTH IN THIS MAINTENANCE AND SUPPORT AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES WITH RESPECT TO SUCH SERVICES WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED.

     5.2 WEBB WILL NOT BE LIABLE FOR ANY FAILURE OR DELAY IN PERFORMANCE DUE IN WHOLE OR IN PART TO ANY CAUSE BEYOND WEBB'S REASONABLE CONTROL. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR (A) ANY SPECIAL, INDIRECT, INCIDENT OR CONSEQUENTIAL DAMAGES, (B) ANY DAMAGES RESULTING FROM LOSS OF USE, DATA OR PROFITS OR (C) ANY CLAIM THAT AROSE MORE THAN ONE YEAR PRIOR TO INSTITUTION OF SUIT THEREON, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY.

     5.3 SB will hold WEBB and its Representatives harmless from, and defend and indemnify WEBB and its Representatives against, any and all claims, losses, damages and expenses, including reasonable attorneys' fees, arising from a third party claim against WEBB or its Representatives to the extent that such third party claim is based on the negligence or willful misconduct of SB or its Representatives.

     5.4 WEBB will hold SB and its Representatives harmless from, and defend and indemnify SB and its Representatives against, any and all claims, losses, damages and expenses, including reasonable attorneys' fees, arising from a third party claim against SB or its Representatives to the extent that such third party claim is based on: (a) the negligence or willful misconduct of WEBB or its Representatives or (b) claims of infringement of Intellectual Property Rights against SB or its Representatives for its authorized use of the XML Site Generation Platform.

     5.5 If a third party asserts a claim that is eligible for indemnification under Sections 5.3 or 5.4: (a) the indemnified party will promptly notify the indemnifying party of the suit or claim; (b) the indemnified party will give the indemnifying party sole authority to defend or settle the suit or claim, provided that the indemnifying party does not agree to a settlement of the suit or claim unless the settlement is reasonably acceptable to the indemnified party; (c) the indemnified party will provide to the indemnifying party all information in its control concerning the suit or claim; and (d) the indemnified party will reasonably cooperate with the defense of the suit or claim. The indemnification obligations under Sections 5.3 and 5.4 are subject to and conditioned upon compliance with this Section 5.5 by the indemnified party.

6.   General
     -------

     6.1 The waiver by either party of a breach of or a default under any provision of this Maintenance and Support Agreement by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision of the Maintenance and Support Agreement nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy it has or may have hereunder operate as a waiver of any right or remedy by such party.

     6.2 This Maintenance and Support Agreement contains the full understanding of the parties with respect to the support of the XML Site Generation Platform and supersedes all prior understandings and writings relating thereto. No waiver, consent modification, amendment or change of the terms of this Support Agreement shall be binding unless in writing and signed by WEBB and SB. If the terms and conditions of this Agreement are inconsistent with, or contrary to, the terms and conditions of the SB License Agreement, the terms and conditions of the License Agreement shall be controlling.

     6.3 This Maintenance and Support Agreement shall be governed by the laws of the State of Colorado.

     6.4 Any notice or other communication in connection with this Maintenance and Support Agreement shall be furnished in writing and shall be effective upon receipt.

     6.5 Neither SB nor WEBB will be deemed to be in default of any provision of this Agreement or for any failure in performance, resulting from acts or events beyond the reasonable control of SB or WEBB, as the case may be including, without limitation, acts of God, civil or military authority, civil disturbance, war, strikes, fires, other catastrophes, telecommunication outages, equipment malfunctions or other such major events beyond SB's or WEBB's reasonable control.

WEBB Interactive Services, Inc:         Switchboard, Inc:

By:________________________________     By:________________________________

Name:______________________________     Name:______________________________

Title:_____________________________     Title:_____________________________

Date:______________________________     Date:______________________________

                                  EXHIBIT C-1

                               SUPPORT ATTACHMENT


Support Fee(s):  The SB will pay WEBB the following Support Fee:
--------------


Commencement Date:  _____________________.
-----------------

SB Designated Contacts:

Primary Contact:______________________________

Phone number:_________________________________

E-Mail address:_______________________________


Secondary Contact:____________________________

Phone number:_________________________________

E-Mail address:_______________________________

                                   EXHIBIT D
                                    FORM OF
                          PREFERRED ESCROW AGREEMENT

                     Account Number ______________________


This Agreement is effective __________________, 19_____ among Data Securities International, Inc. ("DSI"), ______________________________________
("Depositor") and ______________________________________ ("Preferred
Beneficiary"), who collectively may be referred to in this Agreement as "the parties."

A. Depositor and Preferred Beneficiary have entered into a Development and Access and License Agreement, dated June 30, 1999, (referred to in this Agreement as "the license agreement").

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.


ARTICLE 1  --  DEPOSITS

1.1    Obligation to Make Deposit.  Upon the signing of this Agreement by the
       --------------------------
parties, Depositor shall deliver to DSI the proprietary information and other materials ("deposit materials") required to be deposited by the license agreement or, if the license agreement does not identify the materials to be deposited with DSI, then such materials will be identified on an Exhibit D-1. If Exhibit D-1 is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit D-1.

1.2    Identification of Tangible Media.  Prior to the delivery of the deposit
       --------------------------------
materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the deposit materials are written or stored. Additionally, Depositor shall complete Exhibit D-2 to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Exhibit D-2 must be signed by Depositor and delivered to DSI with the deposit materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3    Deposit Inspection.  When DSI receives the deposit materials and the
       ------------------
Exhibit D-2, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the deposit materials to the item descriptions and quantity listed on the Exhibit D-2. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the deposit materials in accordance with Section 1.6 below.

1.4    Acceptance of Deposit.   At completion of the deposit inspection, if DSI
       ---------------------
determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit D-2, DSI will date and sign the Exhibit D-2 and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on the Exhibit D-2, DSI will (a) note the discrepancies in writing on the Exhibit D-2; (b) date and sign the Exhibit D-2 with the exceptions noted; and (c) provide a copy of the Exhibit D-2 to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of the Exhibit D-2 by

DSI. Delivery of the signed Exhibit D-2 to Preferred Beneficiary is Preferred Beneficiary's notice that the deposit materials have been received and accepted by DSI.

1.5    Depositor's Representations.  Depositor represents as follows:
       ---------------------------

       a. Depositor lawfully possesses all of the deposit materials deposited with DSI;

       b. With respect to all of the deposit materials, Depositor has the right authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

       c. The deposit materials are not subject to any lien or other encumbrance;

       d. The deposit materials consist of the proprietary information and other identified either in the license agreement or Exhibit D-1, as the case may be; and

       e. The deposit materials are readable and useable in their current form or, if the deposit materials are encrypted, the decryption tools and decryption keys have also been deposited.

1.6    Verification.  Preferred Beneficiary shall have the right, at Preferred
       ------------
Beneficiary's expense, to cause a verification of any deposit materials. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the deposit materials. If a verification is elected after the deposit materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.

1.7    Deposit Updates.  Unless otherwise provided by the license agreement,
       ---------------
Depositor shall update the deposit materials within 60 days of each release of a new version of the product which is subject to the license agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit D-2 and the new Exhibit D-2 shall be signed by Depositor. Each Exhibit D-2 will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit D-2. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the deposit materials shall include the initial deposit materials and any updates.

1.8    Removal of Deposit Materials. The deposit materials may be removed and/or
       ----------------------------
exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

ARTICLE 2  -- CONFIDENTIALITY AND RECORD KEEPING

2.1    Confidentiality.  DSI shall maintain the deposit materials in a secure,
       ---------------
environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the deposit materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the deposit materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the deposit materials, DSI will immediately notify the parties to this Agreement. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

2.2    Status Reports.  DSI will issue to Depositor and Preferred Beneficiary a
       --------------
report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3    Audit Rights.  During the Term of this Agreement, Depositor and Preferred
       ------------
Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

ARTICLE 3  --  GRANT OF RIGHTS TO DSI

3.1    Title to Media.  Depositor hereby transfers to DSI the title to the media
       --------------
upon which the proprietary information and materials are written or stored. However, this transfer does not include the ownership of the proprietary information and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

3.2    Right to Make Copies.  DSI shall have the right to make copies of the
       --------------------
deposit materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the deposit materials onto any copies made by DSI. With all deposit materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the deposit materials including but not limited to the hardware and/or software needed.

3.3    Right to Transfer Upon Release. Depositor hereby grants to DSI the right
       ------------------------------
to transfer the deposit materials to Preferred Beneficiary upon any release of the deposit materials for use by Preferred Beneficiary in accordance with
Section 4.5. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the deposit materials.

ARTICLE 4  -- RELEASE OF DEPOSIT

4.1    Release Conditions. As used in this Agreement, "Release Conditions" shall
       ------------------
mean the following:

       (i) Preferred Beneficiary's termination of the license agreement in accordance with the provisions of Sections 4.11 or 13.3(b) thereof;

       (ii) Depositor institutes a form of bankruptcy or similar proceeding that would result in Depositor's ceasing to operate as a going concern;

       (iii) Depositor commences the dissolution of Depositor that would result in Depositor's ceasing to operate as a going concern; or

       (iv) WEBB has not delivered the Source Code for the XML Site Generation Platform in accordance with the provisions of Section 8.1(c) of the license agreement.

4.2    Filing For Release. If Preferred Beneficiary believes in good faith that
       ------------------
a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the deposit materials. Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor, by certified mail, return receipt requested, or by commercial express mail.

4.3    Contrary Instructions.  From the date DSI mails the notice requesting
       ---------------------
release of the deposit materials, Depositor shall have ten business days to deliver to DSI Contrary Instructions. "Contrary Instructions" shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by certified mail, return receipt requested, or by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to the Dispute Resolution section (Section 7.3) of this Agreement. Subject to Section 5.2, DSI will continue to store the deposit materials without release pending
(a) joint instructions from Depositor and Preferred Beneficiary; (b) resolution pursuant to the Dispute Resolution provisions; or (c) order of a court.

4.4    Release of Deposit. If DSI does not receive Contrary Instructions from
       ------------------
the Depositor, DSI is authorized to release the deposit materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the deposit materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. This Agreement will terminate upon the release of the deposit materials held by DSI.

4.5    Right to Use Following Release.  Unless otherwise provided in the license
       ------------------------------
agreement, upon release of the deposit materials in accordance with this Article 4, Preferred Beneficiary shall have the nonexclusive right to use the deposit materials for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the license agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released deposit materials.

ARTICLE 5  --  TERM AND TERMINATION

5.1    Term of Agreement.  The Term of this Agreement shall be equal to the term
       -----------------
       of the license agreement.

5.2    Termination for Nonpayment. In the event of the nonpayment of fees owed
       --------------------------
to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3    Disposition of Deposit Materials Upon Termination.  Upon termination of
       -------------------------------------------------
this Agreement, DSI shall destroy, return, or otherwise deliver the deposit materials in accordance with Depositor's instructions. Upon termination for nonpayment, DSI may, at its sole discretion, destroy the deposit materials or return them to Depositor. DSI shall have no obligation to return or destroy the deposit materials if the deposit materials are subject to another escrow agreement with DSI.

5.4    Survival of Terms Following Termination.  Upon termination of this
       ---------------------------------------
Agreement, the following provisions of this Agreement shall survive:

       a.   Depositor's Representations (Section 1.5);

       b. The obligations of confidentiality with respect to the deposit materials;

       c. The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the deposit materials has occurred prior to termination;

       d.   The obligation to pay DSI any fees and expenses due;

       e.   The provisions of Article 7; and

       f. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

ARTICLE 6  --  DSI'S FEES

6.1     Fee Schedule.  DSI is entitled to be paid its standard fees and expenses
        ------------
applicable to the services provided. DSI shall notify the Preferred Beneficiary, the party responsible for payment of DSI's fees, at least 90 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2     Payment Terms.  DSI shall not be required to perform any service unless
        -------------
the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the deposit materials whichever is earliest. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2. Late fees on past due amounts shall accrue interest at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

ARTICLE 7  --  LIABILITY AND DISPUTES

7.1    Right to Rely on Instructions.  DSI may act in reliance upon any
       -----------------------------
instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

7.2    Indemnification. DSI shall be responsible to perform its obligations
       ---------------
under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this escrow arrangement.

7.3    Dispute Resolution. Any dispute relating to or arising from this
       ------------------
Agreement shall be resolved in the same manner as provided in Section 14.2 of the license agreement.

7.4    Controlling Law.  This Agreement is to be governed and construed in
       ---------------
accordance with the laws of the State of California, without regard to its conflict of law provisions.

7.5    Notice of Requested Order.  If any party intends to obtain an order from
       -------------------------
the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

       a.    Give DSI at least two business days' prior notice of the hearing;

       b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

       c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the deposit materials if DSI may need to retain the original in its possession to fulfill any of its other duties.

ARTICLE 8  --  GENERAL PROVISIONS

8.1    Entire Agreement.  This Agreement, which includes the Exhibits described
       ----------------
herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the license agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such license agreement. DSI's only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit D-1 need not be signed by DSI, Exhibit D-2 need not be signed by Preferred Beneficiary and Exhibit D-3 need not be signed.

8.2    Notices. All notices, invoices, payments, deposits and other documents
       -------
and communications shall be given to the parties at the addresses specified in the attached Exhibit D-3. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3    Severability. In the event any provision of this Agreement is found to be
       ------------
invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4    Successors.  This Agreement shall be binding upon and shall inure to the
       ----------
benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.



___________________________________           ________________________________
Depositor                                     Preferred Beneficiary

By: _______________________________           By: ____________________________

Name:______________________________           Name:___________________________

Title:_____________________________           Title:__________________________

Date:______________________________           Date:___________________________

                      Data Securities International, Inc.

               By:________________________________

               Name:______________________________

               Title:_____________________________

               Date:______________________________

                                                                 EXHIBIT D-1

                           MATERIALS TO BE DEPOSITED

                     Account Number ______________________


Depositor represents to Preferred Beneficiary that deposit materials delivered to DSI shall consist of the following:

__________________________________           _________________________________
Depositor                                    Preferred Beneficiary

By: ______________________________           By: _____________________________

Name:_____________________________           Name:____________________________

Title:____________________________           Title:___________________________

Date:_____________________________           Date:____________________________

                                     D-1-1

                                                               EXHIBIT D-2

                        DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name _____________________________________________________

Account Number _____________________________________________________________

Product Name ________________________________ Version ______________________
(Product Name will appear on Account History report)

DEPOSIT MATERIAL DESCRIPTION:

Quantity  Media Type & Size       Label Description of Each Separate Item
                                 (Please use other side if additional space is
                                  needed)

______    Disk 3.5" or ____

______    DAT tape ____mm

______    CD-ROM

______    Data cartridge tape ____

______    TK 70 or ____ tape

______    Magnetic tape ____

______    Documentation

______    Other ______________________

PRODUCT DESCRIPTION:
Operating System _______________________________________________________________

Hardware Platform ______________________________________________________________

DEPOSIT COPYING INFORMATION:
Hardware required:______________________________________________________________

Software required:______________________________________________________________


I certify for Depositor that the above described DSI has inspected and accepted the above deposit materials have been transmitted to DSI: materials (any exceptions are noted above):

Signature _______________________    Signature ___________________________
Print Name ______________________    Print Name __________________________
Date ____________________________    Date Accepted________________________
                                     Exhibit D-2# ________________________

 Send materials to: DSI, 9555 Chesapeake Dr. #200, San Diego, CA 92123
                                 (619) 694-1900

                                     D-2-1

                                                                     EXHIBIT D-3
                              DESIGNATED CONTACT

                     Account Number ______________________

Notices, deposit material returns and
communications to Depositor                    Invoices to Depositor should be
should be addressed to:                        addressed to:


Company Name: ______________________________   _________________________________
Address: ___________________________________   _________________________________
         ___________________________________   _________________________________
         ___________________________________   _________________________________
Designated Contact:_________________________   Contact:_________________________
Telephone:__________________________________   _________________________________
Facsimile:_                                    _________________________________

Notices and communications to                  Invoices to Preferred Beneficiary
Preferred Beneficiary should be addressed to:   should be addressed to:

Company Name:_______________________________   _________________________________
Address:____________________________________   _________________________________
        ____________________________________   _________________________________
        ____________________________________   _________________________________
Designated Contact:_________________________   Contact:_________________________
Telephone:__________________________________   _________________________________
Facsimile:__________________________________   _________________________________


Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.

Contracts, deposit materials and notices to     Invoice inquiries and fee remittances
DSI should be addressed to:                     to DSI should be addressed to:

DSI                                             DSI
Contract Administration                         Accounts Receivable
Suite 200                                       Suite 1450
9555 Chesapeake Drive                           425 California Street
San Diego, CA 92123                             San Francisco, CA 94104

Telephone:  (619) 694-1900                      (415) 398-7900
Facsimile:    (619) 694-1919                    (415) 398-7914

Date:_________________________________

                                     D-3-1

                                   Exhibit E

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES), OR
(iii) UPON THE DELIVERY OF THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, TO THE EFFECT THAT THIS WARRANT OR THE SECURITIES TO BE SOLD OR TRANSFERRED MAY BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

                         ONLINE SYSTEM SERVICES, INC.

                       WARRANT TO PURCHASE COMMON STOCK

                    The Transferability of this Warrant is
                     Restricted as Provided in Section 2.

Void after _______________, 2002                        Right to Purchase 150,000 Shares of Common Stock
                                                                                 (subject to adjustment)

No. ____


                                    PREAMBLE

     Online System Services, Inc., a Colorado corporation, hereby certifies that, for value received, Switchboard, Inc., whose address is 115 Flanders Road, Westboro, MA 01581, or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or .from time to time on or before 5:00 P.M. Denver time, June 30, 2002 (such time, the "Expiration Time"), 150,000 of the Company's fully paid and nonassessable shares of Common Stock at the purchase price per share of $_______ (the "Purchase Price"). The number and character of such Common Stock and the Purchase Price are subject to adjustment as provided herein.

     This Warrant is a warrant to purchase Common Stock (the "Warrant") of the Company, contemplated by the Development, Access and License Agreement (the "Agreement"), dated June 30, 1999 between the Company and Switchboard, Inc. This Warrant, and any additional warrant issued pursuant to the Agreement are referred to herein collectively as the "Agreement Warrants."

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

          (a) The term "Company" means Online System Services, Inc. and also includes any corporation which shall succeed to or assume the obligations of Online System Services, Inc. hereunder.

          (b) The term "Common Stock" includes the Company's shares of common stock, no par value, and also includes all shares of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily be entitled to vote for the election of directors of the Company (even though the right so to vote has been suspended by the happening of a contingency).

          (c) The term "Other Securities" refers to any class of shares (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 6 or otherwise.

          (d) The term "Shares" means the Common Stock issued or issuable upon exercise of this Warrant.

1. Registration Rights. At any time after _____________, 2000 [ten months from the grant of the first of the Agreement Warrants issued], that Registered Holders of 50% or more of the shares of the Common Stock subject to the Agreement Warrants plus any shares of Common Stock issued pursuant to the exercise of the Agreement Warrants (all such shares of Common Stock and the Registered Holders thereof being referred to herein as the "Registerable Securities" and "Securities Holders," respectively) make a written request that the Registerable Securities be registered pursuant to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company will prepare and file with the Securities and Exchange Commission one registration statement relating to the Registerable Securities as are requested to be included in such registration statement. The Company will file the registration statement within 45 days of receipt of the written request and will use its best efforts to see that the registration statement is declared effective by the Securities and Exchange Commission as soon as practicable thereafter. The Company will also use reasonable best efforts to (i) register and qualify the Registerable Securities covered by the registration statement under such other securities or blue sky laws of such jurisdictions as the Securities Holders who hold a majority in interest of the Registerable Securities being offered may reasonably request; and (ii) see that the registration statement remain effective with the Securities and Exchance Commission until the earlier of ________________, 2002 [three years from the grant date of the first of the Agreement Warrants issued] or the date upon which all of the Registerable Securities have been sold by the Securities Holders.

     As a condition to the inclusion of any shares of Common Stock in the registration statement, the Company may require that all Securities Holders desiring to include shares in the registration enter into an agreement with the Company and the other such Securities Holders, whereby the Securities Holders shall agree that as a group, notwithstanding the registration statement, they will not sell during any period a number of shares of Common Stock which would exceed the quantity limitations of Rule 144 promulgated by the Securities and Exchange Commission, assuming for this purpose that they were acting in concert and that they had acquired their shares of Common Stock as of the grant date of the first of the Agreement Warrants issued. It shall be a further condition precedent to the obligations of the Company to complete the registration pursuant to this Warrant that each Securities Holder shall furnish to the Company such information regarding itself and the Company's securities and the intended method of disposition of the Registerable Securities held by it, as shall be reasonably required to affect the registration of the Registerable Securities, and each such Securities Holder shall execute such documents in connection with such registration as the Company may reasonably request.

     Upon receipt of any request for registration pursuant to this Section 1, the Company shall promptly give written notice of such proposed registration to all other Registered Holder. Each Registered Holders shall have the right, by giving written notice to the Company within 10 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Securities as such holders may request in such notice of election,. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on an appropriate registration form of all Registrable Securities which the Company has been requested to so register.

     If and whenever the Company is required by the provisions of this Warrant to effect the registration of any Registrable Securities under the Securities Act, the Company shall:

          (i) file with the Commission a Registration Statement with respect to such Registrable Securities;

          (ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective until the time specified above or such lesser period until all such Registrable Securities are sold;

          (iii) as expeditiously as possible furnish to each person including Registrable Securities in the Registration Statement ("Selling Stockholders") such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Stockholder;

          (iv) as expeditiously as possible use its best efforts to register or qualify the Registrable Securities covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Securities owned by the Selling Stockholder;

          (v) as expeditiously as possible, cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

          (vi) promptly make available for inspection by the Selling Stockholders and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Stockholders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

          (vii) as expeditiously as possible, notify each Selling Stockholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

          (viii) as expeditiously as possible following the effectiveness of such Registration Statement, notify each seller of such Registrable Securities of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

     If the Company has delivered a Prospectus to the Selling Stockholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Securities and return all Prospectuses to the Company. The Company shall promptly provide the Selling Stockholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Securities.

     The Company will pay all Registration Expenses for all registrations under this Agreement. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Selling Stockholders' own counsel.

     Indemnification and Contribution.
     --------------------------------

          (a) In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Warrant, the Company will indemnify and hold harmless each Selling Stockholder, each underwriter of such Registrable Securities, and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such
             -----------------
     case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Selling Stockholder, underwriter or controlling person specifically for use in the preparation thereof.

          (b) In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Warrant, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by or on behalf of such Selling Stockholder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided,
                                                                  --------
     however, that the obligations of a Selling Stockholder hereunder shall be
     -------
     limited to an amount equal to the net proceeds to such Selling Stockholder of Registrable Securities sold in connection with such registration.

          (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that
                                                           --------
     counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that
                                                        --------  -------
     the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying
                                      --------  -------
     Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required
     -------- -------
     to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Selling Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Selling Stockholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of this Section, (a) in no case shall any one Selling Stockholder be liable or responsible for any amount in excess of the net proceeds received by such Selling Stockholder from the offering of Registrable Securities and (b) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no
                                                --------  -------
     person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

2. Transfer Restriction. The Registered Holder acknowledges that (i) neither this Warrant nor the Shares have been registered under the Securities Act and may not be transferred unless (a) subsequently registered thereunder or (b) the Registered Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the Warrant or Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (ii) any sale or transfer of this Warrant or the Shares made in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of this Warrant or the Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with another exemption under the Securities Act and the rules and regulations promulgated thereunder, and (iii) neither the Company nor any other person is under any obligation to comply with the terms and conditions of any exemption under the Securities Act or the rules and regulations promulgated thereunder. The Registered Holder acknowledges that this Warrant and the certificate for the Shares may bear an appropriate legend describing the transfer restrictions and may be subject to a stop-transfer order placed against the transfer of this Warrant or the Shares.

     Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer of all of this Warrant and any and all Shares to any affiliate (as defined in Rule 12b-2 under the Exchange Act, an "Affiliate") of the Registered Holder; (ii) a transfer made in accordance with Rule 144 under the Securities Act; and (iii) a transfer which Company consents to in writing.

3.   Exercise of Warrant.

     3.1. Exercise in Full.  The holder of this Warrant may exercise it in full
          ----------------
prior to the Expiration Time by surrendering to the Company this Warrant together with the form of Election to Purchase attached hereto as Annex A duly
                                                                  -------
executed by such holder. Such exercise may be accomplished by faxing an executed and completed Election to Purchase to the Company and delivering, within three business days thereafter, the original Election to Purchase and Warrant via hand delivery or overnight courier. Such exercise shall be deemed to have occurred on the date on which the facsimile copy of the Election to Purchase was received by the Company. The surrendered Warrant shall be accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of Shares of Common Stock called for on the face of this Warrant (after giving effect to any adjustment provided for in this Warrant) by the Purchase Price, as adjusted.

     3.2. Partial Exercise.  This Warrant may be exercised in part by surrender
          ----------------
of this Warrant in the manner provided in Section 3.1, except that the exercise price shall be calculated by multiplying (a) the number of shares of Common Stock as shall be designated by the holder in the form of Election of Purchase by (b) the Purchase Price, as adjusted. On any such partial exercise, subject to the provisions of Section 2 hereof, the Company, at its expense, will issue and deliver to or upon the order of the Registered Holder hereof a new Warrant or Warrants of like tenor, in the name of the Registered Holder hereof or as such Registered Holder may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (after giving effect to any adjustment provided for in this Warrant) equal to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Registered Holder in the applicable Election to Purchase.

4. Delivery of Share Certificates upon Exercise. Following the exercise of this Warrant in full or in part, within the time periods and in the manner provided in this Warrant, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Registered Holder hereof, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which such Registered Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share of Common Stock (as computed in accordance with Subsection 5.1(c) of this Warrant).

5.   Adjustment of Purchase Price and Number of Shares of Common Stock.

     5.1. Adjustment of Purchase Price.  The Purchase Price hereof shall be
          ----------------------------
subject to adjustment from time to time as follows:

          (a) If the Company (i) pays a dividend on its shares of Common Stock in Common Stock, (ii) subdivides its outstanding shares of Common Stock or (iii) combines its then outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Purchase Price in effect immediately prior thereto shall be adjusted proportionately so that the adjusted Purchase Price will bear the same relation to the Purchase Price in effect immediately prior to any such event as the total number of shares of Common Stock outstanding immediately prior any such event shall bear to the total number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 5.1(a) shall, (i) become effective retroactively immediately after the record date in the case of a dividend and shall (ii) become effective immediately after the effective date in the case of a subdivision or combination. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein.

          (b) If the Company distributes to all holders of its shares of Common Stock, (i) Other Securities, (ii) evidences of its indebtedness or assets (excluding cash dividends or distributions) or (iii) purchase rights, options or warrants to subscribe for or purchase Other Securities, then the Purchase Price in effect thereafter shall be determined by multiplying the Purchase Price in effect immediately prior to any such event by a fraction, the numerator of which shall be the total number of outstanding shares of Common Stock multiplied by the current market price per share of Common Stock (determined in accordance with the provisions of Section 5.1(c) of this Warrant) on the record date mentioned below, less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the Other Securities, evidences of indebtedness or assets, or the rights, options or warrants so distributed, and the denominator of which shall be the total number of outstanding shares of Common Stock multiplied by such current market price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such distribution.

          (c) For the purpose of any computation under subdivision (b) above, the current market price per share of Common Stock shall be deemed to be the closing price of the Company's shares of Common Stock on the date that the computation is made.

          (d) No adjustment of the Purchase Price shall be made if the amount of such adjustment shall be less than $.02 per share, but any adjustment that would otherwise be then required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment so carried forward, shall amount to not less than $.02 per share. If the Company at any time issues shares of Common Stock by way of dividend on any class of stock of the Company or subdivides or combines the outstanding shares of Common Stock, said amount of $.02 per share (as increased or decreased, if the same amount shall have been adjusted previously in accordance with the provisions of this Section 5) shall be proportionately increased in the case of a combination or decreased in the case of a subdivision or stock dividend so as to appropriately reflect the same.

     5.2. Adjustment of Shares.  Upon each adjustment of the Purchase Price
          --------------------
pursuant to subdivisions (a) and (b) of Section 5.1 of this Warrant, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock, calculated to the nearest one hundredth of a share, obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon the exercise of this Warrant by a fraction, the numerator of which is the Purchase Price in effect prior to such adjustment and the denominator of which is the adjusted Purchase Price.

     5.3. Certification by Company.  Whenever the Purchase Price is adjusted as
          ------------------------
provided in this Section 5, the Company shall compute the adjusted Purchase Price in accordance with this Section 5 and shall prepare a certificate signed by its Chief Financial Officer or any other executive officer setting forth the adjusted Purchase Price, and setting forth in reasonable detail the facts requiring such adjustment, the information on which such calculation is based, and the method of such adjustment. Such certificate shall be delivered to the Registered Holder.

     5.4. Form of Warrant.  The form of this Warrant need not be changed because
          ---------------
of any change in the Purchase Price pursuant to this Section 5 and any Warrant issued after such change may state the same Purchase Price and the same number of shares of Common Stock as are stated in this Warrant as initially issued.

6.   Adjustment for Reorganization, Consolidation, Merger, Etc.

     6.1. Merger, Etc.  If at any time or from time to time after the date of
          -----------
issuance of this Warrant, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company within three (3) years from the date of such transfer (any such transaction being hereinafter referred to as a "Reorganization"), then the Registered Holder, upon the exercise of this Warrant at any time after the consummation or effective date of such Reorganization, shall receive, in lieu of the shares of Common Stock issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which the Registered Holder would have been entitled upon such consummation or effective date of such Reorganization, if the Registered Holder had so exercised this Warrant immediately prior thereto (all subject to further adjustment thereafter as provided in Section 5).

     6.2. Dissolution.  Except as otherwise expressly provided in Section 6.1,
          -----------
in the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Registered Holder after the effective date of such dissolution to a bank or trust company having its principal office in Denver, Colorado, as trustee for the Registered Holder.

     6.3. Continuation of Terms.  Except as otherwise expressly provided in
          ---------------------
Section 6.1, upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 6, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

7. No Dilution or Impairment. The Company will not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against dilution (to the extent specifically provided in this Warrant) or other impairment. Without limiting the generality of the foregoing, the Company
(a) will not increase the par value of any shares of stock receivable on the exercise of the Warrants above the amount payable therefor on such exercise, and
(b) will not effect a subdivision or split up of shares or similar transaction with respect to any class of the Common Stock without effecting an equivalent transaction with respect to all other classes of Common Stock.

8. Representations and Warranties of Record Holder. By accepting delivery of this Warrant, the Registered Holder hereby represents and warrants to, and covenants with, the Company as follows:

          (a) The Registered Holder has been given access to full and complete information regarding the Company and has utilized such access to the Registered Holder's satisfaction for the purpose of obtaining such information regarding the Company as the Registered Holder has reasonably requested; and, particularly, the Registered Holder has been given reasonable opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Warrant and the Shares and to obtain any additional information, to the extent reasonably available.

          (b) The Registered Holder believes that an investment in the Warrant and the Shares is suitable for the Registered Holder based upon the Registered Holder's investment objectives and financial needs. The Registered Holder (i) recognizes that the Securities as an investment involve a high degree of risk; (ii) has adequate means for providing for the Registered Holder's current financial needs and business contingencies;
     (iii) has no need for liquidity in this investment; (iv) at the present time, can afford a complete loss of such investment; and (v) does not have an overall commitment to investments which are not readily marketable that is disproportionate to the Registered Holder's net worth, and the Registered Holder's investment in the Warrant and the Shares will not cause such overall commitment to become excessive.

          (c) The Registered Holder, in reaching a decision to subscribe, has such knowledge and experience in financial and business matters that the Registered Holder is capable of reading and interpreting financial statements and evaluating the merits and risk of an investment in the Warrant and the Shares and has the net worth to undertake such risks.

          (d) The Registered Holder has obtained, to the extent the Registered Holder deems necessary, the Registered Holder's own professional advice with respect to the risks inherent in the investment in the Warrant and the Shares, and the suitability of an investment in the Warrant and the Shares in light of the Registered Holder's financial condition and investment needs.

          (e) The Registered Holder realizes that (i) the purchase of the Warrant and the Shares is a long-term investment; (ii) the purchaser of the Warrant and the Shares must bear the economic risk of investment for an indefinite period of time because the Warrant and the Shares have not been registered under the Act or under the securities laws of any state and, therefore, the Warrant and the Shares cannot be resold unless they are subsequently registered under said laws or exemptions from such registrations are available; and (iii) the transferability of the Warrant and the Shares is restricted and (A) requires conformity with the restrictions contained in Section 2 of this Warrant and (B) stop transfer instructions will be placed with the transfer agent for the Warrant and the Shares and a legend will be placed on the certificate(s) representing the Warrant and the Shares referring to the applicable restrictions on transferability.

          (f) The Registered Holder has been advised and understands that the Warrant and the Shares have not been registered under the Securities Act or applicable state securities laws and that the Warrant and the Shares are being offered and sold pursuant to exemptions from such laws. The Warrant and the Shares are being acquired for the Registered Holder's own account and for investment purposes only, and without the intention of reselling or redistributing the same, and the Registered Holder has made no agreement with others regarding any of the Warrant and the Shares. The Registered Holder's financial condition is such that it is not likely that it will be necessary to dispose of any of the Warrant or the Shares in the foreseeable future. The Registered Holder is aware that, in the view of the Securities and Exchange Commission, a purchase of such securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market value, or any change in the condition of the Company, or in connection with a contemplated liquidation settlement of any loan obtained for the acquisition of such securities and for which such securities were pledged, would represent an intent inconsistent with the representations set forth above.

          (g) The Registered Holder represents and warrants that the Warrant and the Shares are being purchased by the Registered Holder in the Registered Holder's name solely for the Registered Holder's own beneficial interest and not as nominee for, or on behalf of or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

9. Right of Redemption. This Warrant shall be redeemable, in whole or in part, at the option of the Company by resolution of its Board of Directors, at any time and from time to time on or after the date, if any, upon which Switchboard, Inc. shall have exercised the Perpetual License Option in accordance with the terms of Section 8 of the Agreement, and prior to any exercise thereof at a redemption price in cash equal to $.05per Warrant to be redeemed (the "Redemption Price"). Not less than 30 nor more than 60 days prior to the date fixed for redemption, a notice (the "Redemption Notice") specifying the time and place thereof and the Redemption Price per Warrant to be redeemed shall be given by mail to the Registered Holder at its address as the same shall appear on the books of the Company. Holder shall have the right to exercise such Warrant at any time prior to any such redemption. Upon tender of the Redemption Price in accordance with the Redemption Notice, the Warrants to be redeemed as indicated in the Redemption Notice shall no longer be deemed to be outstanding and the Registered Holder shall have no claim against the Company, except the right to receive the Redemption Price payable upon such redemption, without interest, upon surrender (and endorsement, if required by the Company) of the Warrant.

10.  Notice of Record Date.  In case of:

          (a) any taking by the Company of a record of the holders of any class of its securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any transfer of all or substantially all the assets of the Company, any consolidation or merger of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or

          (c) the occurrence of any event resulting in the voluntary or involuntary dissolution, liquidation or winding up of the Company,

then the Company will mail or cause to be mailed to each Registered Holder a notice specifying (i) the date on which any record is to be taken for the purpose of any such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 30 days prior to the date specified in such notice on which any such action is to be taken.

11. Exchange of Warrants. On surrender for exchange of any Warrant, properly endorsed, to the Company, the Company, at its expense, will issue and deliver to or (subject to Section 2 of this Warrant) on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

12. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

13. Warrant Agent. The Company may, by written notice to each holder of a Warrant, appoint an agent having an office in Denver, Colorado, for the purpose of issuing shares of Common Stock on the exercise of this Warrant pursuant to
Section 3, exchanging Warrants pursuant to Section 11, and replacing Warrants pursuant to Section 11, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

14. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of the terms of this Warrant or by an injunction against a violation of any of the terms of this Warrant.

15. Negotiability, Etc. This Warrant is issued upon the following terms, to all of which each Registered Holder or owner hereof by the taking hereof consents and agrees:

          (a) subject to the terms of Section 2 of this Warrant, title to this Warrant may be transferred by endorsement (by the Registered Holder hereof executing the form of Assignment attached hereto as Annex B) and delivery
                                                         -------
     in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

          (b) any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

          (c) until this Warrant is transferred on the books of the Company, the Company may treat the Registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

16. Notices. All notices and other communications from the Company to the Registered Holder of this Warrant shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed, to such address as may have been furnished to the Company in writing by such Registered Holder or, until any such Registered Holder furnishes to the Company an address, then to, and at the address of, the last Registered Holder of this Warrant who has so furnished an address to the Company.

17. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Colorado, without regard to principles of conflict of laws. The Company will, at all times, reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, such number of shares of Common Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. All nouns and pronouns used herein shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons to whom reference is made herein may require.

     IN WITNESS WHEREOF, the undersigned has executed this Warrant as of __________, 1999.

                                   ONLINE SYSTEM SERVICES, INC.


                                   By:_______________________________
                                      Name:__________________________
                                      Title:_________________________

                                                                         Annex A
                                                                         -------

                          FORM OF ELECTION TO PURCHASE

(To be executed by the Registered Holder if such Holder desires to exercise the
                                   Warrant.)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase ____________ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check to the order of ONLINE SYSTEM SERVICES, INC., in the amount of $__________, all in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of _____________, whose address is ___________________________________________ and that such Certificate be delivered to _________________________________________
whose address is ____________________________________________.

Dated: ___________________________

          Name:________________________________________

          Signature:___________________________________

          (Signature must conform in all respects to the name of the Registered Holder, as specified on the face of the Warrant.)

          _____________________________________________

          (Insert Social Security or Other Identifying Number of Holder)

                                                                         Annex B
                                                                         -------

                               FORM OF ASSIGNMENT

(To be executed by the Registered Holder if such Holder desires to transfer the
                                   Warrant.)

     FOR VALUE RECEIVED, _____________________ hereby sells, assigns and transfers unto _______________________________________________________ (Please
print name and address of transferee) this Warrant, together with all right, title and interest therein, and does so hereby irrevocably constitute and appoint ________________________________________ Attorney, to transfer this
Warrant on the books of the Company, with full power of substitution.